Exhibit 10.5

inTEST CORPORATION

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (this “Agreement”) is made effective as of the Grant Date specified below, by and between inTEST Corporation, a Delaware corporation (the “Company”), and the Participant specified below.

Participant:	[__]
Grant Date:	[__]
Number of RSUs:	[__]

The purpose of this Agreement is to establish a written agreement evidencing the Award of Restricted Stock Units (the “Award”) granted pursuant to the inTEST Corporation 2023 Stock Incentive Plan (the “Plan”). All of the terms and conditions of the Plan are fully incorporated herein by reference. Unless the context clearly indicates otherwise, capitalized terms used but not defined herein will have the meaning given to such terms in the Plan. The grant of the Award is made in consideration of the services to be rendered by the Participant to the Company.

1.           Grant of Restricted Stock Units. Subject to the Participant’s execution and delivery of this Agreement, the Company hereby grants to the Participant on the “Grant Date” set forth above, an Award of Restricted Stock Units (the “RSUs”) for the “Number of RSUs” set forth above, subject to the terms, conditions and restrictions of this Agreement and the Plan. Each RSU represents the right to receive one share of Common Stock on the terms and conditions set forth in this Agreement and the Plan.

2.            Dividend Equivalents. No dividend equivalents shall be payable on the RSUs.

3.            Vesting.

(a)          Continued Employment Requirement. Except as otherwise provided by Section 3(c), and subject to compliance with Section 3(b), the Number of RSUs will vest and become “Vested RSUs” according to the following schedule:

__________________________________________________________________

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In the event that the Participant becomes entitled to a fractional RSU, such fractional RSU shall not vest unless and until the Participant becomes entitled to such number of fractional RSUs as shall be equal in sum to a whole RSU.

(b)          Conditions to Vesting. As a condition to the vesting of RSUs, all of the following conditions must be fully satisfied on the applicable vesting date:

(i)    the Participant must have been in the continuous employ of the Company or its Affiliates, or continuously engaged to provide services to the Company or its Affiliates, through and including the date of vesting, and no event shall have occurred which, with due notice or lapse of time, or both, would entitle the Company or its Affiliates to terminate the Participant’s employment or engagement with the Company or its Affiliates; and

(ii)    the Participant must not be in breach or default of any obligation to the Company or its Affiliates, whether or not contained in any agreement with the Company or its Affiliates, or imposed by law.

(c)         Effect of Death, Disability or Change in Control. The Award will immediately vest in full in the event of: (i) the Participant’s death; (ii) the Participant’s Disability; or (iii) the occurrence of a Change in Control if (A) the acquiror involved in such Change in Control does not assume or substitute the Award, (B) the Participant’s employment is terminated by the Company without Cause within two years following the Change in Control, or (C) the Participant terminates their employment for Good Reason following the Change in Control; provided, however, that the Participant satisfies the requirements of Section 3(b). For purposes of this Agreement, “Cause” shall mean: (1) a breach by the Participant of their employment agreement with the Company, (2) a breach by the Participant of their duty of loyalty to the Company, including without limitation any act of dishonesty, embezzlement or fraud with respect to the Company, (3) the commission by the Participant of a felony, a crime involving moral turpitude or other act causing material harm to the Company’s standing and reputation, (4) the Participant’s continued failure to perform their duties to the Company or (5) unauthorized disclosure by the Participant of trade secrets or other confidential information belonging to the Company; and “Good Reason” shall mean a material reduction by the Company in the Participant’s pay or benefits, relocation of their position by the Company of greater than 50 miles, or any material demotion of the Participant’s position as determined by the Committee.

4.           Transferability. The RSUs and the Participant’s rights and interest in the RSUs may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or applicable laws of descent and distribution. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the RSUs or any right or interest in the RSUs, contrary to the provisions of the Plan or this Award Agreement, or upon the sale or levy or attachment or similar process upon the rights in the RSUs, the RSUs shall immediately terminate and become null and void.

5.            Settlement. Upon vesting, each Vested RSU will convert at that time into the right to receive one Share of Common Stock, which, less the number of Shares of Common Stock (if any) withheld to satisfy tax withholding pursuant to Section 9, will be issued to the Participant within 75 days following the first to occur of (a) the applicable vesting date, (b) the date of the Participant’s death or Disability, (c) the occurrence of a Change in Control if the acquiror involved in such Change in Control does not assume or substitute the Award, (d) the Participant’s termination of employment by the Company without Cause within two years following the Change in Control, or (e) the existence of grounds for the Participant to resign for Good Reason.

6.          No Right to Employment. Neither the Award pursuant to this Agreement nor any provision of this Agreement shall be construed (a) to give the Participant any right to continued employment with the Company or any of its Affiliates or (b) as an amendment to their employment agreement, if any, with the Company or its Affiliates.

7.            Forfeiture. Except as provided by Section 3(c), the RSUs granted under this Agreement not previously vested hereunder shall be forfeited as of the date the Participant’s employment by, or engagement to provide services to, the Company and all of its Affiliates terminates.

8.            Voting, Dividend and Tender Offer Rights. Until the shares of Common Stock from the settlement of the RSUs have been issued to the Participant, the Participant shall have no rights of a stockholder of the Company with respect to the shares of Common Stock underlying the RSUs, and in particular shall not be entitled to vote the underlying shares of Common Stock or to receive any dividends paid or made with respect to the shares of Common Stock underlying the RSUs.

9.           Withholding of Applicable Taxes. It shall be a condition to the Company’s obligation to deliver Common Stock to the Participant pursuant to this Agreement that the Participant pay, or make provision satisfactory to the Company for the payment of, any taxes (other than stock transfer taxes) the Company is obligated to collect with respect to the delivery of Common Stock under this Agreement, including any applicable federal, state, or local withholding or employment taxes.

10.         Section 409A. The Award is intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and other guidance issued thereunder (collectively, “Section 409A”), under the short-term deferral exemption described in Section 1.409A-1(b)(4) of the US Treasury Regulations, and this Agreement shall be interpreted and administered consistent with such intention. Notwithstanding the foregoing, the Company makes no representations that the Award is exempt from or complies with Section 409A, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A.

11.          Clawback. Notwithstanding any other provision of this Agreement to the contrary, any portion of the Award paid hereunder shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s Policy for the Recovery of Erroneously Awarded Compensation, as well as any other recoupment or similar policy, if any, that the Company may adopt from time to time (collectively, the “Policies”). The Participant agrees and consents to the Company’s application, implementation and enforcement of (a) the Policies that may apply to the Participant; and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policies or applicable law without further consent or action being required by the Participant. To the extent that the terms of this Agreement and any Policy conflict, then the terms of the Policy shall prevail.

12.          Amendment. This Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and the Participant.

13.          Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware.

14.         Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall be deemed one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

The undersigned hereby acknowledges this Award of Restricted Stock Units on behalf of the Company.

inTEST CORPORATION By: Richard N. Grant, Jr. President and Chief Executive Officer Date:

Participant:

To indicate your acceptance and agreement to this Restricted Stock Unit Award Agreement, please execute and immediately return to the Company the enclosed duplicate original of this Agreement.

ACCEPTED AND AGREED TO:

(Participant’s signature)

Date:

[Signature Page to Restricted Stock Unit Award Agreement]